Exhibit 99.1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated October 9, 2020

ALEXANDER MITCHELL	SCOPUS CAPITAL, INC.

/s/ Daniel Fried, attorney-in-fact	By:	/s/ Daniel Fried

Name: Daniel Fried
Title: Attorney-in-Fact

SCOPUS ASSET MANAGEMENT, L.P. By: Scopus Capital, Inc., its General Partner		SCOPUS ADVISORS, LLC

By:	/s/ Daniel Fried	By:	/s/ Daniel Fried

Name: Daniel Fried		Name: Daniel Fried
Title: Attorney-in-Fact		Title: Attorney-in-Fact

SCOPUS PARTNERS, L.P. By: Scopus Advisors, LLC, its General Partner		SCOPUS PARTNERS II, L.P. By: Scopus Advisors, LLC, its General Partner

By:	/s/ Daniel Fried	By:	/s/ Daniel Fried

Name: Daniel Fried		Name: Daniel Fried
Title: Attorney-in-Fact		Title: Attorney-in-Fact

SCOPUS VISTA PARTNERS, L.P. By: Scopus Advisors, LLC, its General Partner		SCOPUS FUND LTD.

By:	/s/ Daniel Fried	By:	/s/ Daniel Fried

Name: Daniel Fried		Name: Daniel Fried
Title: Attorney-in-Fact		Title: Attorney-in-Fact

SCOPUS VISTA FUND LTD.

By:	/s/ Daniel Fried

Name: Daniel Fried
Title: Attorney-in-Fact